EXHIBIT 23.3

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2001 Stock Option Plan of Bio-Technology General Corp. of our report dated January 15, 2001, with respect to the financial statements of Myelos Corporation included in the Current Report on Form 8-K/A of Bio-Technology General Corp., filed with the Securities and Exchange Commission on June 4, 2001.

                      ERNST & YOUNG LLP

San Diego, California
April 24, 2002